AGREEMENT AND PLAN OF MERGER

                                               BY AND BETWEEN

                                       CAROLINA FIRST BANCSHARES, INC.

                                                                AND

                                          FIRST CHARTER CORPORATION

                                        DATED AS OF NOVEMBER 7, 1999




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                                                           TABLE OF CONTENTS
ARTICLE 1   TRANSACTIONS AND TERMS OF MERGER......................................................................2
   1.1    Merger..................................................................................................2
   1.2    Bank Mergers............................................................................................2
   1.3    Time and Place of Closing...............................................................................2
   1.4    Effective Time..........................................................................................2
   1.5    Execution of Stock Option Agreement.....................................................................3
ARTICLE 2   TERMS OF MERGER.......................................................................................3
   2.1    Articles of Incorporation...............................................................................3
   2.2    Bylaws..................................................................................................3
   2.3    Directors and Officers..................................................................................3
ARTICLE 3  MANNER OF CONVERTING SHARES............................................................................3
   3.1    Conversion of Shares....................................................................................3
   3.2    Anti-Dilution Provisions................................................................................4
   3.3    Shares Held by Carolina First or FCC....................................................................4
   3.4    [Reserved]..............................................................................................4
   3.5    Fractional Shares.......................................................................................4
   3.6    Conversion of Stock Rights..............................................................................4
ARTICLE 4   EXCHANGE OF SHARES....................................................................................7
   4.1    Exchange Procedures.....................................................................................7
   4.2    Rights of Former Carolina First Stockholders............................................................7
ARTICLE 5   REPRESENTATIONS AND WARRANTIES OF Carolina First......................................................8
   5.1    Organization, Standing, and Power.......................................................................8
   5.2    Authority; No Breach By Agreement.......................................................................9
   5.3    Capital Stock..........................................................................................10
   5.4    Carolina First Subsidiaries............................................................................10
   5.5    SEC Filings; Financial Statements......................................................................11
   5.6    Absence of Undisclosed Liabilities.....................................................................11
   5.7    Absence of Certain Changes or Events...................................................................11
   5.8    Tax Matters............................................................................................12
   5.9    Assets.................................................................................................13
   5.10   Environmental Matters..................................................................................14
   5.11   Compliance with Laws...................................................................................15
   5.12   Labor Relations........................................................................................15
   5.13   Employee Benefit Plans.................................................................................15
   5.14   Material Contracts.....................................................................................18
   5.15   Legal Proceedings......................................................................................19
   5.16   Reports................................................................................................19
   5.17   Statements True and Correct............................................................................19
   5.18   Accounting, Tax, and Regulatory Matters................................................................20
   5.19   State Takeover Laws....................................................................................20
   5.20   Charter Provisions.....................................................................................20
   5.21   Derivatives............................................................................................21
   5.22   Year 2000..............................................................................................21
   5.23   Fairness Opinion.......................................................................................21
   5.24   Board Recommendation...................................................................................21
ARTICLE 6   REPRESENTATIONS AND WARRANTIES OF FCC................................................................21
   6.1    Organization, Standing, and Power......................................................................22
   6.2    Authority; No Breach By Agreement......................................................................22
   6.3    Capital Stock..........................................................................................23
   6.4    FCC Subsidiaries.......................................................................................23
   6.5    SEC Filings; Financial Statements......................................................................24
   6.6    Absence of Undisclosed Liabilities.....................................................................24
   6.7    Absence of Certain Changes or Events...................................................................25
   6.8    Tax Matters............................................................................................25
   6.9    Assets.................................................................................................26
   6.10   Environmental Matters..................................................................................27
   6.11   Compliance with Laws...................................................................................28
   6.12   Labor Relations........................................................................................28
   6.13   Legal Proceedings......................................................................................28
   6.14   Reports................................................................................................29
   6.15   Statements True and Correct............................................................................29
   6.16   Accounting, Tax, and Regulatory Matters................................................................29
   6.17   State Takeover Laws....................................................................................30
   6.18   Charter Provisions.....................................................................................30
   6.19   Employee Benefit Plans.................................................................................30
   6.20   Derivatives............................................................................................30
   6.21   Year 2000..............................................................................................31
   6.22   Fairness Opinion.......................................................................................31
   6.23   Board Recommendation...................................................................................31
ARTICLE 7   CONDUCT OF BUSINESS PENDING CONSUMMATION.............................................................31
   7.1    Affirmative Covenants of Carolina First................................................................31
   7.2    Negative Covenants of Carolina First...................................................................32
   7.3    Negative Covenants of FCC..............................................................................34
   7.4    Adverse Changes in Condition...........................................................................34
   7.5    Reports................................................................................................35
ARTICLE 8   ADDITIONAL AGREEMENTS................................................................................35
   8.1    Registration Statement; Joint Proxy Statement; Stockholder Approvals...................................35
   8.2    Nasdaq Listing.........................................................................................36
   8.3    Applications...........................................................................................36
   8.4    Filings with State Offices.............................................................................36
   8.5    Agreement as to Efforts to Consummate..................................................................36
   8.6    Investigation and Confidentiality......................................................................36
   8.7    Press Releases.........................................................................................37
   8.8    Certain Actions........................................................................................37
   8.9    Accounting and Tax Treatment...........................................................................38
   8.10   State Takeover Laws....................................................................................38
   8.11   Charter Provisions.....................................................................................38
   8.12   Agreement of Affiliates................................................................................38
   8.13   Employee Benefits and Contracts........................................................................39
   8.14   Indemnification........................................................................................40
   8.15   Board and Management Matters...........................................................................41
   8.16   Certain Modifications..................................................................................41
ARTICLE 9   CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE....................................................42
   9.1    Conditions to Obligations of Each Party................................................................42
   9.2    Conditions to Obligations of FCC.......................................................................43
   9.3    Conditions to Obligations of Carolina First............................................................44
ARTICLE 10  TERMINATION..........................................................................................45
   10.1   Termination............................................................................................45
   10.2   Effect of Termination..................................................................................48
   10.3   Non-Survival of Representations and Covenants..........................................................49
ARTICLE 11  MISCELLANEOUS........................................................................................49
   11.1   Definitions............................................................................................49
   11.2   Expenses...............................................................................................57
   11.3   Brokers and Finders....................................................................................57
   11.4   Entire Agreement.......................................................................................58
   11.5   Amendments.............................................................................................58
   11.6   Waivers................................................................................................58
   11.7   Assignment.............................................................................................59
   11.8   Notices................................................................................................59
   11.9   Governing Law..........................................................................................60
   11.10     Counterparts........................................................................................60
   11.11     Captions............................................................................................60
   11.12     Interpretations.....................................................................................60
   11.13     Enforcement of Agreement............................................................................60
   11.14     Severability........................................................................................60
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                           LIST OF EXHIBITS

                            EXHIBIT

         NUMBER             DESCRIPTION
         --------          -------------------

         1.                Form of Carolina First Stock Option Agreement
         2.                Form of Employment Agreement
         3.                Form of Carolina First Affiliate Agreement.

                                        AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of November 7, 1999 by and between Carolina First Bancshares, Inc. ("Carolina First"), a corporation organized and existing under the Laws of the State of North Carolina, with its principal office located in Lincolnton, North Carolina; and First Charter Corporation ("FCC"), a corporation organized and existing under the Laws of the State of North Carolina, with its principal office located in Concord, North Carolina.

                             PREAMBLE

         The respective Boards of Directors of Carolina First and FCC are of the opinion that the transactions described herein are in the best interests of the parties to this Agreement and their respective stockholders. This Agreement provides for the merger (the "Merger") of Carolina First with and into FCC. At the effective time of the Merger, the outstanding shares of the capital stock of Carolina First shall be converted into shares of the common stock of FCC (except as provided herein). As a result, stockholders of Carolina First shall become stockholders of FCC, and each of the subsidiaries of Carolina First shall continue to conduct its business and operations as a subsidiary of FCC. The transactions described in this Agreement are subject to the approvals of the stockholders of Carolina First, the stockholders of FCC, the Board of Governors of the Federal Reserve System, and certain state regulatory authorities, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and for accounting purposes shall qualify for treatment as a pooling of interests.

         Immediately after the execution and delivery of this Agreement, as a condition and inducement to FCC's willingness to enter into this Agreement, Carolina First and FCC are entering into a stock option agreement (the "Carolina First Stock Option Agreement"), in substantially the form of Exhibit 1, pursuant to which Carolina First is granting to FCC an option to purchase shares of Carolina First Common Stock.

         Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

         NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:



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                   ARTICLE 1 TRANSACTIONS AND TERMS OF MERGER

         1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined herein), Carolina First shall be merged with and into FCC in accordance with the provisions of Section 55-11-01 of the NCBCA and with the effect provided in Section 55-11-06 of the NCBCA (the "Merger"). FCC shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of North Carolina. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Carolina First and FCC.

         1.2 Bank Mergers. Subject to the terms and conditions of this Agreement and plans of merger, in form mutually acceptable to Carolina First and FCC (each, a "Bank Plan of Merger"), at a time or times subsequent to the Effective Time designated by FCC, each of the Carolina First Banks shall be merged (the "Bank Mergers") with and into FCC Bank pursuant to the provisions provided in 12 U.S.C. secs. 1815(d) and 1828(c). FCC Bank shall be the Surviving Bank resulting from each of the Bank Mergers and shall continue to be governed by the Laws of the United States. The Bank Mergers pursuant to the Bank Plans of Merger will be approved and adopted by the respective Boards of Directors of each Carolina First Bank and FCC Bank at the first regularly-scheduled meetings of such Boards of Directors following the date of this Agreement.

         1.3 Time and Place of Closing. The closing of the Merger (the "Closing") shall take place at 9:00 A.M. on the date that the Effective Time occurs (or on the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their duly authorized officers, may mutually agree. The place of Closing shall be at such location as may be mutually agreed upon by the Parties.

         1.4 Effective Time. The Merger and the other transactions contemplated by this Agreement shall become effective on the date and at the time the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of North Carolina (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the duly authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on or before the 1st business day (as designated by FCC) following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the stockholders of FCC and Carolina First approve the matters relating to this Agreement required to be approved by such stockholders by applicable Law; or such later date as may be mutually agreed by FCC and Carolina First.

         1.5 Execution  of  Stock   Option  Agreement.   Immediately  after  the
execution  of   this   Agreement   and  as a condition hereto, Carolina First is
executing and delivering to FCC the Stock Option Agreement.

                            ARTICLE 2 TERMS OF MERGER

         2.1 Articles of Incorporation. The Amended and Restated Articles of Incorporation of FCC in effect immediately prior to the Effective Time shall be the Amended and Restated Articles of Incorporation of the Surviving Corporation after the Effective Time until otherwise amended or repealed.

         2.2 Bylaws. The Bylaws of FCC in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation after the Effective Time until otherwise amended or repealed.

         2.3 Directors and Officers. The directors of FCC in office immediately prior to the Effective Time, together with such additional individuals elected in accordance with the terms of Section 8.15 of this Agreement shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of FCC in office immediately prior to the Effective Time, together with such additional officers of Carolina First as thereafter elected pursuant to this Agreement or otherwise shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

                      ARTICLE 3 MANNER OF CONVERTING SHARES

         3.1 Conversion of Shares. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of FCC or Carolina First, or the stockholders of either of the foregoing, the shares of the constituent corporations shall be converted as follows:

                  (a) each share of FCC Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time; and

                  (b) each share of Carolina First Common Stock (excluding shares held by any Carolina First Company or any FCC Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the Effective Time shall be converted into 2.267 shares of FCC Common Stock (the "Exchange Ratio").

         3.2 Anti-Dilution Provisions. In the event Carolina First changes the number of shares of Carolina First Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, exchange of shares, or similar transaction with respect to such stock, the Exchange Ratio shall be proportionately adjusted. In the event FCC changes the number of shares of FCC Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, exchange of shares, or similar transaction with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split, reclassification, exchange of shares, or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

         3.3 Shares Held by Carolina First or FCC. Each of the shares of Carolina First Common Stock held by any Carolina First Company or by any FCC Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

         3.4 [Reserved].

         3.5 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of shares of Carolina First Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of FCC Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of FCC Common Stock multiplied by the market value of one share of FCC Common Stock at the Effective Time. The market value of one share of FCC Common Stock at the Effective Time shall be the last sale price of FCC Common Stock on the Nasdaq NMS (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by FCC) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares.

         3.6 Conversion of Stock Rights.

                  (a) At the Effective Time, each award, option, or other right to purchase or acquire shares of Carolina First Common Stock pursuant to stock options, stock appreciation rights (including any "STARs"), or stock awards ("Carolina First Rights") granted by Carolina First under the Carolina First Stock Plans, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become Rights with respect to FCC Common Stock, and FCC shall assume each Carolina First Right, in accordance with the terms of the Carolina First Stock Plan and stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) FCC and its Compensation Committee shall be substituted for Carolina First and the Committee of Carolina First's Board of Directors (including, if applicable, the entire Board of Directors of Carolina First) administering such Carolina First Stock Plan, (ii) each Carolina First Right assumed by FCC may be exercised solely for shares of FCC Common Stock (or cash in the case of stock appreciation rights), (iii) the number of shares of FCC Common Stock subject to such Carolina First Right shall be equal to the number of shares of Carolina First Common Stock subject to such Carolina First Right immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iv) the per share exercise price (or similar threshold price, in the case of stock awards) under each such Carolina First Right shall be adjusted by dividing the per share exercise (or threshold) price under each such Carolina First Right by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clause (iii) of the preceding sentence, FCC shall not be obligated to issue any fraction of a share of FCC Common Stock upon exercise of Carolina First Rights and any fraction of a share of FCC Common Stock that otherwise would be subject to a converted Carolina First Right shall represent the right to receive a cash payment equal to the product of such fraction and the difference between the market value of one share of FCC Common Stock and the adjusted per share exercise price of such Right. The market value of one share of FCC Common Stock shall be the last sale price of FCC Common Stock on the Nasdaq NMS (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by FCC) on the last trading day preceding the Effective Time. In addition, notwithstanding the provisions of clauses (iii) and (iv) of the first sentence and the second sentence of this Section 3.6(a), each Carolina First Right which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code.

                  (b) As soon as practicable after the Effective Time, FCC shall deliver to the participants in each Carolina First Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants pursuant to such Carolina First Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 3.6(a) after giving effect to the Merger), and FCC shall comply with the terms of each Carolina First Stock Plan to ensure, to the extent required by, and subject to the provisions of, such Carolina First Stock Plan, that Carolina First Rights which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, FCC shall take all corporate action necessary to reserve for issuance sufficient shares of FCC Common Stock for delivery upon exercise of Carolina First Rights assumed by it in accordance with this Section 3.6. As soon as practicable after the Effective Time, FCC shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to all the shares of FCC Common Stock subject to the Carolina First Rights assumed by FCC in accordance with this Section 3.6 and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein), as well as comply with any applicable state securities or "blue sky" laws, for so long as such options, stock appreciation rights, stock awards or other rights remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the 1934 Act, where applicable, FCC shall administer the Carolina First Stock Plan assumed pursuant to this Section 3.6 in a manner that complies with Rule 16b-3 promulgated under the 1934 Act to the extent the Carolina First Stock Plan complied with such rule prior to the Effective Time.

                  (c) All restrictions or limitations on transfer with respect to Carolina First Common Stock awarded under the Carolina First Stock Plans or any other plan, program, Contract or arrangement of any Carolina First Company, to the extent that such restrictions or limitations shall not have already lapsed (whether as a result of the Merger or otherwise), and except as otherwise expressly provided in such plan, program, Contract or arrangement, shall remain in full force and effect with respect to shares of FCC Common Stock into which such Carolina First Common Stock or related Carolina First Rights are converted pursuant to Section 3.1 of this Agreement.

                          ARTICLE 4 EXCHANGE OF SHARES

         4.1 Exchange Procedures. Promptly after the Effective Time, FCC and Carolina First shall cause the exchange agent selected by FCC (the "Exchange Agent") to mail to the former stockholders of Carolina First appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Carolina First Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of Carolina First Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Sections 3.1 or 3.6 of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. To the extent required by Section 3.5 of this Agreement, each holder of shares of Carolina First Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of FCC Common Stock to which such holder may be otherwise entitled (without interest). FCC shall not be obligated to deliver the consideration to which any former holder of Carolina First Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares of Carolina First Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of Carolina First Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither the Surviving Corporation nor the Exchange Agent shall be liable to a holder of Carolina First Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or other Law. Adoption of this Agreement by the stockholders of Carolina First shall constitute ratification of the appointment of the Exchange Agent.

         4.2 Rights of Former Carolina First Stockholders. At the Effective Time, the stock transfer books of Carolina First shall be closed as to holders of Carolina First Common Stock immediately prior to the Effective Time and no transfer of Carolina First Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1, each certificate theretofore representing shares of Carolina First Common Stock (other than shares to be canceled pursuant to
Section 3.3) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.6 in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Carolina First in respect of such shares of Carolina First Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. To the extent permitted by Law, former stockholders of record of Carolina First shall be entitled to vote after the Effective Time at any meeting of FCC stockholders the number of whole shares of FCC Common Stock into which their respective shares of Carolina First Common Stock are convertible, regardless of whether such holders have exchanged their certificates representing Carolina First Common Stock for certificates representing FCC Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by FCC on the FCC Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of FCC Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Carolina First Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1. However, upon surrender of such Carolina First Common Stock certificate, the FCC Common Stock certificate, together with all undelivered dividends or other distributions (without interest) and any cash payments to be paid for fractional share interests (without interest), shall be delivered and paid with respect to each share represented by such certificate.

           ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF Carolina First

         Except as set forth in the Carolina First Disclosure Memorandum, Carolina First hereby represents and warrants to FCC as follows:

         5.1 Organization, Standing, and Power. Carolina First is a corporation duly organized, validly existing, and in good standing under the Laws of the State of North Carolina, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Material Assets. Carolina First is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Carolina First. The minute book and other organizational documents for Carolina First have been made available to FCC for its review and are true and complete in all Material respects as in effect as of the date of this Agreement and accurately reflect in all Material respects all amendments thereto and all actions of the Board of Directors and Stockholders thereof.

5.2 Authority; No Breach By Agreement.

                  (a) Carolina First has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and, subject to the necessary stockholder and regulatory approvals, to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Carolina First, subject to the approval of this Agreement by the holders of a majority of the outstanding shares of Carolina First Common Stock, which is the only stockholder vote required for approval of this Agreement and consummation of the Merger by Carolina First. Subject to such requisite stockholder approval, this Agreement represents a legal, valid, and binding obligation of Carolina First, enforceable against Carolina First in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                  (b) Neither the execution and delivery of this Agreement by Carolina First, nor the consummation by Carolina First of the transactions contemplated hereby, nor compliance by Carolina First with any of the provisions hereof or thereof, will (i) conflict with or result in a breach of any provision of Carolina First's Articles of Incorporation or Bylaws or certificate of articles of incorporation or bylaws of any Carolina First Subsidiary or any currently effective resolution adopted by the Board of Directors or the stockholder(s) of any Carolina First Company, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Carolina First Company under, any Contract or Permit of any Carolina First Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Carolina First, or (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Carolina First Company or any of their respective Material Assets.

                  (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate, banking and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Carolina First, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Carolina First of the Merger and the other transactions contemplated in this Agreement.

         5.3 Capital Stock.

                  (a) The authorized capital stock of Carolina First consists, as of the date of this Agreement, of 20,000,000 shares of Carolina First Common Stock, of which 5,984,114 shares are issued and outstanding as of the date of this Agreement, and 5,000,000 shares of Carolina First Preferred Stock, none of which is issued and outstanding. All of the issued and outstanding shares of Carolina First Common Stock are duly and validly issued and outstanding and are fully paid and nonassessable under the NCBCA. None of the outstanding shares of Carolina First Common Stock has been issued in violation of any preemptive rights of the current or past stockholders of Carolina First.

                  (b) Except as set forth in Section 5.3(a) or Section 5.3(b) of the Carolina First Disclosure Memorandum, or as provided pursuant to the Carolina First Stock Option Agreement, there are no shares of capital stock or other equity securities of Carolina First outstanding and no outstanding Rights relating to the capital stock of Carolina First.

         5.4  Carolina  First  Subsidiaries.  Carolina  First has  disclosed  in
Section 5.4 of the Carolina First Disclosure Memorandum all of the Carolina First Subsidiaries as of the date of this Agreement. Carolina First and/or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each Carolina First Subsidiary, except as disclosed in the Carolina First Disclosure Memorandum. No equity securities of any Carolina First
Subsidiary are or may become required to be issued (other than to another Carolina First Company) by reason of any Rights, and there are no Contracts by which any Carolina First Subsidiary is bound to issue (other than to another Carolina First Company) additional shares of its capital stock or Rights or by which any Carolina First Company is or may be bound to transfer any shares of the capital stock of any Carolina First Subsidiary (other than to another Carolina First Company). There are no Contracts relating to the rights of any Carolina First Company to vote or to dispose of any shares of the capital stock of any Carolina First Subsidiary. All of the shares of capital stock of each Carolina First Subsidiary held by a Carolina First Company are duly authorized, validly issued, and fully paid and, except as provided in statutes pursuant to which depository institution Subsidiaries are organized, nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Carolina First Company free and clear of any Lien. Each Carolina First Subsidiary is either a bank, a corporation or a limited liability company, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate or other appropriate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Carolina First Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Carolina First. Each Carolina First Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund and/or Savings Association Insurance Fund.

         5.5 SEC Filings; Financial Statements.

                  (a) Carolina  First has timely filed and made available to FCC all forms, reports, and documents required to be filed by Carolina First with the SEC since December 31, 1995 (collectively, the "Carolina First SEC Reports"). The Carolina First SEC Reports (i) at the time filed, complied in all Material respects with the applicable requirements of the Securities Laws and other applicable Laws, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such later filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated in such Carolina First SEC Reports or necessary in order to make the statements in such Carolina First SEC Reports, in light of the circumstances under which they were made, not misleading. No Carolina First Subsidiary is required to file any forms, reports, or other documents with the SEC.

                  (b) Each of the Carolina First Financial Statements (including, in each case, any related notes) contained in the Carolina First SEC Reports, including any Carolina First SEC Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all Material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements, or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented or will fairly present the consolidated financial position of Carolina First and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be Material in amount or effect.

         5.6 Absence of Undisclosed Liabilities. No Carolina First Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Carolina First, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Carolina First as of June 30, 1999, included in the Carolina First Financial Statements or reflected in the notes thereto. No Carolina First Company has incurred or paid any Liability since June 30, 1999, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Carolina First.

         5.7 Absence of Certain Changes or Events. Since June 30, 1999, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Carolina First, and (ii) the Carolina First Companies have conducted their respective businesses in the ordinary and usual course (excluding, in each case, the incurrence of expenses or obligations in connection with this Agreement or other changes resulting from the transactions contemplated hereby).

         5.8 Tax Matters.

                  (a) All Tax Returns required to be filed by or on behalf of any of the Carolina First Companies have been timely filed, or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1998, and, to the Knowledge of Carolina First, all Tax Returns filed are complete and accurate in all Material respects. All Tax Returns for periods ending on or before the date of the most recent fiscal year end immediately preceding the Effective Time will be timely filed or requests for extensions will be timely filed. All Taxes shown on filed Tax Returns have been paid or will be timely paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes, that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Carolina First, except to the extent reflected in the Carolina First Financial Statements dated prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of the Carolina First Companies, except for any such Liens which are not reasonably likely to have a Material Adverse Effect on Carolina First.

                  (b) None of the Carolina First Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

                  (c) Adequate provision for any Taxes due or to become due for any of the Carolina First Companies for the period or periods through and including the date of the respective Carolina First Financial Statements has been made and is reflected on such Carolina First Financial Statements.

                  (d) Each of the Carolina First Companies is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Carolina First.

                  (e) None of the Carolina First Companies has made any payments, is obligated to make any payments, or is a party to any contract, agreement, or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code except as disclosed in the Carolina First Disclosure Memorandum.

                  (f) Deferred Taxes of the Carolina First Companies have been provided for in accordance with GAAP.

                  (g) None of the Carolina First Companies is a party to any Tax allocation or sharing agreement, and none of the Carolina First
         Companies has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group, the common parent of which was Carolina First) or has any Liability for Taxes of any Person (other than Carolina First) under Treasury Regulation
         Section 1.1502-6 (or any similar  provision of state,  local or foreign
         Law) as a transferee or successor or by Contract or otherwise.

                  (h) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the Carolina First Companies that occurred during or after any Taxable Period in which the Carolina First Companies incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1998.

                  (i) No Carolina  First  Company  has filed any  consent  under
         Section 341(f) of the Internal Revenue Code concerning collapsible corporations.

                  (j) After the date of this Agreement, no Material election with respect to Taxes will be made without the prior consent of FCC, which consent will not be unreasonably withheld.

                  (k) No Carolina First Company has or has had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

         5.9 Assets. The Carolina First Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All tangible properties used in the businesses of the Carolina First Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Carolina First's past practices. All Assets which are Material to Carolina First's business on a consolidated basis, held under leases or subleases by any of the Carolina First Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The Carolina First Companies currently maintain insurance in amounts, scope, and coverage reasonably necessary for their operations. None of the Carolina First Companies has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or
(ii) premium costs with respect to such policies of insurance will be substantially increased. The Assets of the Carolina First Companies include all Assets required to operate the business of the Carolina First Companies as presently conducted.

         5.10 Environmental Matters.

                  (a) To the Knowledge of Carolina First, each Carolina First Company, its Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except those violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Carolina First.

                  (b) There is no Litigation pending or, to the Knowledge of Carolina First, threatened before any court, governmental agency, or authority, or other forum in which any Carolina First Company or to the Knowledge of Carolina First any of its Participation Facilities has been or, with respect to threatened Litigation, may reasonably be expected to be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a site owned, leased, or operated by any Carolina First Company or any of its Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Carolina First.

                  (c) To the Knowledge of Carolina First, there is no Litigation pending, or to the Knowledge of Carolina First, threatened before any court, governmental agency, or board, or other forum in which any of its Loan Properties (or Carolina First in respect of such Loan Property) has been or, with respect to threatened Litigation, is
         reasonably   expected  to  be  named  as  a  defendant  or  potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a Loan Property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Carolina First.

                  (d) To the Knowledge of Carolina  First,  during the period of
         (i) any Carolina First Company's ownership or operation of any of their respective current properties, (ii) any Carolina First Company's participation in the management of any Participation Facility, or (iii) any Carolina First Company's holding of a security interest in a Loan Property, there have been no releases of Hazardous Material in, on, under, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Carolina First. Prior to the period of (i) any Carolina First Company's ownership or operation of any of their respective current properties, (ii) any Carolina First Company's participation in the management of any Participation Facility, or (iii) any Carolina First Company's holding of a security interest in a Loan Property, to the Knowledge of Carolina First, there were no releases of Hazardous Material in, on, under, or affecting any such property, Participation Facility, or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Carolina First.

         5.11 Compliance with Laws. Carolina First is duly registered as a bank holding company under the BHC Act. Each Carolina First Company has in effect all Permits necessary for it to own, lease, or operate its Material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Carolina First, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Carolina First. None of the Carolina First Companies:

                  (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Carolina First; and

                  (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Carolina First Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Carolina First, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Carolina First, or (iii) requiring any Carolina First Company (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or restricts the payment of dividends.

         5.12 Labor Relations. No Carolina First Company is the subject of any Litigation asserting that it or any other Carolina First Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it or any other Carolina First Company to bargain with any labor organization as to wages or conditions of employment, nor is any Carolina First Company a party to or bound by any collective bargaining agreement, Contract, or other agreement or understanding with a labor union or labor organization, nor is there any strike or other labor dispute involving any Carolina First Company, pending or threatened, or to the Knowledge of Carolina First, is there any activity involving any Carolina First Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

         5.13 Employee Benefit Plans.

                  (a) Carolina First has disclosed to FCC in Section 5.13 of the Carolina First Disclosure Memorandum, and has delivered or made available to FCC prior to the execution of this Agreement correct and complete copies in each case of, all Material Carolina First Benefits Plans. For purposes of this Agreement, "Carolina First Benefit Plans" means all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA maintained by, sponsored in whole or in part by, or contributed to by, any Carolina First Company for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate. Any of the Carolina First Benefit Plans which is an "employee welfare benefit plan," as that term is defined in Section 3(l) of ERISA, or an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Carolina First ERISA Plan." Any Carolina First ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code or Section 3(35) of ERISA) is referred to herein as a "Carolina First Pension Plan." Neither Carolina First nor any Carolina First Company has an "obligation to contribute" (as defined in ERISA
         Section 4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)). Each "employee pension benefit plan," as defined in Section 3(2) of ERISA, maintained by any Carolina First Company since December 31, 1990 that was intended to qualify under
         Section 401(a) of the Internal Revenue Code and with respect to which any Carolina First Company has any Liability, is disclosed as such in
         Section 5.13 of the Carolina First Disclosure Memorandum.

                  (b) Carolina First has delivered or made available to FCC prior to the execution of this Agreement correct and complete copies of the following documents: (i) all trust agreements or other funding arrangements for such Carolina First Benefit Plans (including insurance contracts), and all amendments thereto, (ii) with respect to any such Carolina First Benefit Plans or amendments, all determination letters, Material rulings, Material opinion letters, Material information letters, or Material advisory opinions issued by the Internal Revenue Service, the United States Department of Labor, or the Pension Benefit Guaranty Corporation after December 31, 1996, (iii) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports prepared for any Carolina First Benefit Plan with respect to the most recent plan year, and (iv) the most recent summary plan descriptions and any Material modifications thereto.

                  (c) All Carolina First Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws, the breach or violation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Carolina First. Each Carolina First ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter or opinion letter from the Internal Revenue Service or is still within the remedial amendment period applicable to such Plan and Carolina First is not aware of any circumstances which will or could reasonably revocation or denial of any such favorable determination letter or opinion letter. Each trust created under any Carolina First ERISA Plan has been determined to be exempt from Tax under Section 501(a) of the Internal Revenue Code and Carolina First is not aware of any circumstance which will or could reasonably result in revocation or denial of such exemption. With respect to each Carolina First Benefit Plan to the Knowledge of Carolina First, no event has occurred which will or is reasonably likely to result in a loss of any intended Tax consequences under the Internal Revenue Code or to any Tax under Section 511 of the Internal Revenue Code that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Carolina First. There is no Material pending or, to the Knowledge of Carolina First, threatened Litigation relating to any Carolina First ERISA Plan.
         Section 5.13(c) of the Carolina First Disclosure discloses any Plans for which a remedial amendment has been applied for and rejected.

                  (d) No Carolina First Company has engaged in a transaction with respect to any Carolina First Benefit Plan that, assuming the Taxable Period of such transaction expired as of the date of this Agreement, would subject any Carolina First Company to a Material tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Carolina First. Neither Carolina First nor, to the knowledge of Carolina First, any administrator or fiduciary of any Carolina First Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner which could subject Carolina First to any direct or indirect Liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary, or other duty under ERISA, where such Liability, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Carolina First. No oral or written representation or written communication with respect to any aspect of the Carolina First Benefit Plans has been made to employees of any Carolina First Company which is not in accordance with the written or otherwise preexisting terms and provisions of such plans, where any Liability with respect to such representation or disclosure is reasonably likely to have a Material Adverse Effect on Carolina First.

                  (e) Since the date of the most recent actuarial valuation, there has been (i) no Material change in the financial position or funded status of any Carolina First Pension Plan, (ii) no change in the actuarial assumptions with respect to any Carolina First Pension Plan, and (iii) no increase in benefits under any Carolina First Pension Plan as a result of plan amendments or changes in applicable Law, any of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Carolina First. Neither any Carolina First Pension Plan nor any "single-employer plan," within the meaning of
         Section 4001(a)(15) of ERISA, currently or formerly maintained by any Carolina First Company, or the single-employer plan of any entity which is considered one employer with Carolina First under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (a "Carolina First ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA. All contributions with respect to a Carolina First Pension Plan or any single-employer plan of a Carolina First ERISA Affiliate have or will be timely made and there is no lien under Internal Revenue Code Section 412(n) or ERISA Section 302(f) or Tax under Internal Revenue Code Section 4971. No Carolina First Company has provided, or is required to provide, security to a Carolina First Pension Plan or to any single-employer plan of a Carolina First ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code. All premiums required to be paid under ERISA Section 4006 have been timely paid by Carolina First, except to the extent any failure would not have a Material Adverse Effect on Carolina First.

                  (f) No Liability under Title IV of ERISA has been or is expected to be incurred by any Carolina First Company with respect to any defined benefit plan currently or formerly maintained by any of them or by any Carolina First ERISA Affiliate that has not been satisfied in full (other than Liability for Pension Benefit Guaranty Corporation premiums, which have been paid when due, except to the extent any failure would not have a Material Adverse Effect on Carolina First).

                  (g) No Carolina First Company has any obligations for retiree health and retiree life benefits under any of the Carolina First Benefit Plans other than with respect to benefit coverage mandated by applicable Law.

                  (h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, by themselves, (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any Carolina First
         Company from any Carolina First Company under any Carolina First Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Carolina First Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

         5.14 Material Contracts. Except as disclosed in Section 5.14 of the Carolina First Disclosure memorandum, none of the Carolina First Companies, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $75,000, (ii) any Contract relating to the borrowing of money by any Carolina First Company or the guarantee by any Carolina First Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances to depository institution Subsidiaries, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract which prohibits or restricts any Carolina First Company from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract relating to the provision of data processing network communication, or other technical services to or by any Carolina First Company, (v) any Contract relating to the purchase or sale of goods or services (other than Contracts entered into in the ordinary course of business and involving payments under any individual Contract not in excess of $ 300,000), (vi) any exchange-traded or over-the-counter Swap, forward, future, option, cap, floor or collar financial Contract, or any other interest rate or foreign currency protection Contract not reflected in the Carolina First Financial Statements, which is a financial derivative Contract or
(vii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by Carolina First with the SEC as of the date of this Agreement that has not been filed as an exhibit to Carolina First's Form 10-K filed for the fiscal year ended December 31, 1998, or in another SEC Document and identified to FCC (together with all Contracts referred to in Sections 5.9 and 5.13(a) of this Agreement, the "Carolina First Contracts"). With respect to each Carolina First Contract: (i) the Contract is in full force and effect; (ii) no Carolina First Company is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Carolina First; (iii) no Carolina First Company has repudiated or waived any Material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Carolina First, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate or has repudiated or waived any Material provision thereunder. Except for Federal Home Loan Bank advances, all of the indebtedness of any Carolina First Company for money borrowed is prepayable at any time by such Carolina First Company without penalty or premium.

         5.15 Legal Proceedings.

                  (a) There is no Litigation instituted or pending, or, to the Knowledge of Carolina First, threatened against any Carolina First Company, or against any director or employee (in their capacity as such) or against any Asset, employee benefit plan, interest, or right of any of them, nor, except as described in Section 5.15(a) of the Carolina First Disclosure Memorandum, are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Carolina First Company.

                  (b) Section 5.15(b) of the Carolina First Disclosure Memorandum includes a summary report of all Litigation as of the date of this Agreement to which any Carolina First Company is a party and which names a Carolina First Company as a defendant or cross-defendant and where the maximum exposure is reasonably estimated to be $200,000 or more.

         5.16 Reports. Since January 1, 1996, or the date of organization if later, each Carolina First Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities (except in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Carolina First). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all Material respects with all applicable Laws. As of their respective dates, each such report and document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         5.17 Statements True and Correct. No statement, certificate, instrument, or other writing furnished or to be furnished by or on behalf of any Carolina First Company or any executive officer or director of any Carolina First Company thereof to FCC pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of Material fact or will omit to state a Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Carolina First Company or any executive officer or director of any Carolina First Company thereof regarding Carolina First or such executive officer or director of any Carolina First Company for inclusion in the Registration Statement to be filed by FCC with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any Material fact, or contain any untrue statement of a Material fact, or omit to state any Material fact required to be stated thereunder or necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Carolina First Company or any executive officer or director of any Carolina First Company thereof for inclusion in the Joint Proxy Statement to be mailed to FCC's and Carolina First's stockholders in connection with the Stockholders' Meetings will, when first mailed to the stockholders of FCC and Carolina First, be false or misleading with respect to any Material fact, or contain any misstatement of Material fact, or omit to state any Material fact required to be stated thereunder or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meetings, be false or misleading with respect to any Material fact, or omit to state any Material fact required to be stated thereunder or necessary to correct any Material statement in any earlier
communication   with  respect  to  the   solicitation   of  any  proxy  for  the
Stockholders' Meetings. All documents that any Carolina First Company or any executive officer or director of any Carolina First Company thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

         5.18 Accounting, Tax, and Regulatory Matters. No Carolina First Company or any executive officer or director of Carolina First thereof has taken or agreed to take any action and Carolina First has no Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling of interests accounting treatment or as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

         5.19 State Takeover Laws. Each Carolina First Company has taken all necessary action to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability if, any applicable "moratorium," "control share," "fair price," "business combination," or other anti-takeover laws and regulations, including Articles 9 and 9A of the NCBCA (collectively, "Takeover Laws").

         5.20 Charter Provisions. Each Carolina First Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws, or other governing instruments of any Carolina First Company or restrict or impair the ability of FCC or any of its Subsidiaries to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of any Carolina First Company that may be directly or indirectly acquired or controlled by it.

         5.21 Derivatives. All interest rate swaps, caps, floors, option agreements, futures and forward contracts, and other similar risk management arrangements, whether entered into for Carolina First's own account, or for the account of one or more the Carolina First Subsidiaries or their customers, were entered into (i) in accordance with prudent business practices and all applicable Laws, and (ii) with counter parties believed to be financially responsible.

         5.22 Year 2000. Carolina First has completed the four phases of its Year 2000 readiness program, as described in the May 5, 1997, Statement of the Federal Financial Institutions Examination Council ("FFIEC"), entitled "Year 2000 Project Management Awareness" and the April 20, 1998, "Guidance Concerning Testing for Year 2000 Readiness." Carolina First has made available to FCC complete and accurate copies of its Year 2000 remediation contingency plan, as described in the FFIEC Statements of March 17, 1998, and May 13, 1998, entitled "Guidance Concerning Institution Due Diligence in Connection with Service Provider and Software Vendor Year 2000 Readiness" and "Guidance Concerning Contingency Planning in Connection with Year 2000 Readiness," respectively. Carolina First has completed the four phases of the business resumption contingency planning process, as set forth in the guidance issued by FFIEC on December 11, 1998, and May 13, 1998, and has provided to FCC a complete and accurate copy of its business resumption contingency plan, written documentation supporting the plan's development and validation, the results of tests on the plan, and a schedule of future tests.

         5.23 Fairness Opinion. Carolina First has received a written opinion of The Robinson-Humphrey Company, LLC to the effect that, as of the date of this Agreement, the Exchange Ratio is fair, from a financial point of view, to the holders of Carolina First Common Stock, a signed copy of which has been delivered to FCC.

         5.24 Board Recommendation. The Board of Directors of Carolina First, at a meeting duly called and held, has by vote of the directors present (who constituted all the directors then in office) (i) determined that this Agreement and the transactions contemplated, hereby including the Merger, and the transactions contemplated thereby, taken together, are fair to and in the best interests of the Carolina First Stockholders and (ii) resolved to recommend that the holders of the shares of Carolina First Common Stock approve this Agreement.

                 ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF FCC

         Except as set forth in the FCC Disclosure Memorandum, FCC hereby represents and warrants to Carolina First as follows:

         6.1 Organization, Standing, and Power. FCC is a corporation duly organized, validly existing, and in good standing under the Laws of the State of North Carolina, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Material Assets. FCC is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCC. The minute book and other organizational documents for FCC have been made available to Carolina First for its review and are true and complete in all Material respects or in effect as of the date of this Agreement and accurately reflect in all Material respects all amendment thereto and all actions of the Board of Directors and Stockholders thereof.

         6.2 Authority; No Breach By Agreement.

                  (a) FCC has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and, subject to the necessary stockholder and regulatory approvals, to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of FCC, subject to the approval of this Agreement and the issuance of the shares of FCC Common Stock pursuant to the Merger by the holders of a majority of the outstanding shares of FCC Common Stock, which is the only stockholder vote required for the consummation of the Merger by FCC. Subject to such requisite stockholder approval and the Consent of all necessary Regulatory Authorities, this Agreement represents a legal, valid, and binding obligation of FCC, enforceable against FCC in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                  (b) Neither the execution and delivery of this Agreement by FCC, nor the consummation by FCC of the transactions contemplated hereby, nor compliance by FCC with any of the provisions hereof, will
         (i) conflict with or result in a breach of any provision of FCC's Amended and Restated Articles of Incorporation or Bylaws or certificate or articles of incorporation or bylaws of any FCC Subsidiary or any currently effective resolution adopted by the Board of Directors or the Stockholder(s) of any FCC Company, (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any FCC Company under, any Contract or Permit of any FCC Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCC, or
         (iii)  subject to  receipt of the  requisite  Consents  referred  to in
         Section 9.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any FCC Company or any of their respective Material Assets.

                  (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate, banking and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCC, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by FCC of the Merger and the other transactions contemplated in this Agreement.

         6.3 Capital Stock. The authorized capital stock of FCC consists, as of the date of this Agreement, of 25,000,000 shares of FCC Common Stock, of which 17,566,729 shares were issued and outstanding as of October 31, 1999. All of the issued and outstanding shares of FCC Common Stock are, and all of the shares of FCC Common Stock to be issued in exchange for shares of Carolina First Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the NCBCA. None of the outstanding shares of FCC Common Stock has been, and none of the shares of FCC Common Stock to be issued in exchange for shares of Carolina First Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past stockholders of FCC.

         6.4 FCC Subsidiaries. FCC has disclosed in Section 6.4 of the FCC Disclosure Memorandum all of the FCC Subsidiaries as of the date of this Agreement. FCC or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each FCC Subsidiary. No equity securities of any FCC Subsidiary are or may become required to be issued (other than to another FCC Company) by reason of any Rights, and there are no Contracts by which any FCC Subsidiary is bound to issue (other than to another FCC Company) additional shares of its capital stock or Rights or by which any FCC Company is or may be bound to transfer any shares of the capital stock of any FCC Subsidiary (other than to another FCC Company). There are no Contracts relating to the rights of any FCC Company to vote or to dispose of any shares of the capital stock of any FCC Subsidiary. All of the shares of capital stock of each FCC Subsidiary held by an FCC Company are duly authorized, validly issued and fully paid and, except as provided in statutes pursuant to which depository institution Subsidiaries are organized, nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the FCC Company free and clear of any Lien. Each FCC Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each FCC Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCC. Each FCC Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund and/or Savings Association Insurance Fund.

         6.5 SEC Filings; Financial Statements.

                  (a) FCC has timely filed and made available to Carolina First all forms, reports, and documents required to be filed by FCC with the SEC since December 31, 1995 (collectively, the "FCC SEC Reports"). The FCC SEC Reports (i) at the time filed, complied in all Material respects with the applicable requirements of the Securities Laws and other applicable Laws, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such later filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated in such FCC SEC Reports or necessary in order to make the statements in such FCC SEC Reports, in light of the circumstances under which they were made, not misleading. Except for FCC Subsidiaries that are registered as a broker, dealer, or investment advisor or filings required due to fiduciary holdings of the FCC Subsidiaries, no FCC Subsidiary is required to file any forms, reports, or other documents with the SEC.

                  (b) Each of the FCC Financial Statements (including, in each case, any related notes) contained in the FCC SEC Reports, including any FCC SEC Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all Material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the
         SEC), and fairly presented or will fairly present the consolidated financial position of FCC and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be Material in amount or effect.

         6.6 Absence of Undisclosed Liabilities. No FCC Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCC, except Liabilities which are accrued or reserved against in the consolidated balance sheets of FCC as of June 30, 1999, included in the FCC Financial Statements or reflected in the notes thereto and except for Liabilities incurred in the ordinary course of business subsequent to June 30, 1999. No FCC Company has incurred or paid any Liability since June 30, 1999, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCC.

         6.7 Absence of Certain Changes or Events. Since June 30, 1999, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCC, and (ii) the FCC Companies have conducted their respective businesses in the ordinary and usual course (excluding, in each case, the incurrence of expenses or obligations in connection with this Agreement or other changes resulting from the transactions contemplated hereby).

         6.8 Tax Matters.

                  (a) All Tax Returns required to be filed by or on behalf of any of the FCC Companies have been timely filed, or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1998, and, to the Knowledge of FCC, all Tax Returns filed are complete and accurate in all Material respects. All Tax Returns for periods ending on or before the date of the most recent fiscal year end immediately preceding the Effective Time will be timely filed or requests for extensions will be timely filed. All Taxes shown on filed Tax Returns have been paid or will be timely paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes, that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on FCC, except to the extent reflected in the FCC Financial Statements dated prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of the FCC Companies, except for any such Liens which are not reasonably likely to have a Material Adverse Effect on FCC.

                  (b) None of the FCC Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

                  (c) Adequate provision for any Taxes due or to become due for any of the FCC Companies for the period or periods through and including the date of the respective FCC Financial Statements has been made and is reflected on such FCC Financial Statements.

                  (d) Each of the FCC Companies is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCC.

                  (e) None of the FCC Companies has made any payments, is obligated to make any payments, or is a party to any contract, agreement, or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code except as disclosed in the FCC Disclosure Memorandum.

                  (f)      Deferred Taxes  of   the FCC   Companies  have   been
         provided for in accordance with GAAP.

                  (g) None of the FCC Companies is a party to any Tax allocation or sharing agreement, and none of the FCC Companies has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group, the common parent of which was FCC) or has any Liability for Taxes of any Person (other than Carolina First) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise.

                  (h) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the FCC Companies that occurred during or after any Taxable Period in which the FCC Companies incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1998.

                  (i) No FCC Company has filed any consent under Section 341(f) of the Internal Revenue Code concerning collapsible corporations.

                  (j) After the date of this Agreement, no Material election with respect to Taxes will be made without the prior consent of Carolina First, which consent will not be unreasonably withheld.

                  (k) No FCC Company has or has had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

         6.9 Assets. The FCC Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All tangible properties used in the businesses of the FCC Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with FCC's past practices. All Assets which are Material to FCC's business on a consolidated basis, held under leases or subleases by any of the FCC Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The FCC Companies currently maintain insurance in amounts, scope, and coverage reasonably necessary for their operations. None of the FCC Companies has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or
(ii) premium costs with respect to such policies of insurance will be substantially increased. The Assets of the FCC Companies include all Assets required to operate the business of the FCC Companies as presently conducted.

         6.10 Environmental Matters.

                  (a) To the Knowledge of FCC, each FCC Company, its Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except those violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCC.

                  (b) There is no Litigation pending or, to the Knowledge of FCC, threatened before any court, governmental agency, or authority, or other forum in which any FCC Company or, to the Knowledge of FCC, any of its Participation Facilities has been or, with respect to threatened Litigation, may reasonably be expected to be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a site owned, leased, or operated by any FCC Company or any of its Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCC.

                  (c) There is no Litigation pending or, to the Knowledge of FCC, threatened before any court, governmental agency, or board, or other forum in which any of its Loan Properties (or FCC in respect of such Loan Property) has been or, with respect to threatened Litigation, is reasonably expected to be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a Loan Property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCC.

                  (d) To the Knowledge of FCC, during the period of (i) any FCC Company's ownership or operation of any of their respective current properties, (ii) any FCC Company's participation in the management of any Participation Facility, or (iii) any FCC Company's holding of a security interest in a Loan Property, there have been no releases of Hazardous Material in, on, under, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCC. Prior to the period of (i) any FCC Company's ownership or operation of any of their respective current properties, (ii) any FCC Company's participation in the management of any Participation Facility, or (iii) any FCC Company's holding of a security interest in a Loan Property, to the Knowledge of FCC, there were no releases of Hazardous Material in, on, under, or affecting any such property, Participation Facility, or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCC.

         6.11 Compliance with Laws. FCC is duly registered as a bank holding company under the BHC Act. Each FCC Company has in effect all Permits necessary for it to own, lease, or operate its Material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCC, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCC. None of the FCC Companies:

                  (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCC; and

                  (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any FCC Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCC, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCC, or
         (iii) requiring any FCC Company (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or restricts the payment of dividends.

         6.12 Labor Relations. No FCC Company is the subject of any Litigation asserting that it or any other FCC Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it or any other FCC Company to bargain with any labor organization as to wages or conditions of employment, nor is any FCC Company a party to or bound by any collective bargaining agreement, Contract, or other agreement or understanding with a labor union or labor organization, nor is there any strike or other labor dispute involving any FCC Company, pending or threatened, or to the Knowledge of FCC, is there any activity involving any FCC Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

         6.13 Legal Proceedings. There is no Litigation instituted or pending, or, to the Knowledge of FCC, threatened against any FCC Company, or against any Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCC, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any FCC Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCC.

         6.14 Reports. Since January 1, 1996, or the date of organization if later, each FCC Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities, except failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCC. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all Material respects with all applicable Laws. As of their respective dates, each such report and document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         6.15 Statements True and Correct. No statement, certificate, instrument, or other writing furnished or to be furnished by any FCC Company or any Affiliate thereof to Carolina First pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of Material fact or will omit to state a Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any FCC Company or any Affiliate thereof regarding FCC or such Affiliate for inclusion in the Registration Statement to be filed by FCC with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any Material fact, or contain any untrue statement of a Material fact, or omit to state any Material fact required to be stated thereunder or necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any FCC Company or any Affiliate thereof for inclusion in the Joint Proxy Statement to be mailed to Carolina First's and FCC's stockholders in connection with the Stockholders' Meetings, will, when first mailed to the stockholders of Carolina First and FCC, be false or misleading with respect to any Material fact, or contain any misstatement of Material fact, or omit to state any Material fact required to be stated
thereunder or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meetings, be false or misleading with respect to any Material fact, or omit to state any Material fact required to be stated thereunder or necessary to correct any Material statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meetings. All documents that any FCC Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

         6.16 Accounting, Tax, and Regulatory Matters. No FCC Company or, to FCC's Knowledge, any Affiliate thereof has taken or agreed to take any action, and FCC has no Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling of interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

         6.17 State Takeover Laws.    Each  FCC Company has taken  all necessary
action to  exempt  the  transactions   contemplated by  this Agreement  from any
applicable Takeover Laws.

         6.18 Charter Provisions. Each FCC Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws, or other governing instruments of any FCC Company.

         6.19 Employee Benefit Plans. All FCC Plans have complied with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws, the breach or violation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FCC. For purposes of this Agreement, the term "FCC Plan" means each bonus, incentive compensation, severance pay, medical or other insurance program, retirement plan, or other employee benefit plan program, agreement, or arrangement sponsored, maintained, or contributed to by FCC or any trade or business, whether or not incorporated, that together with FCC or any of its Subsidiaries would be deemed a "single employer" under Section 414 of the Internal Revenue Code (a "FCC ERISA Affiliate") or under which FCC or any FCC ERISA Affiliate has any Liability or obligation. No Liability under Title IV of ERISA has been incurred by FCC or any FCC ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a Material risk to FCC or any FCC ERISA Affiliate of incurring any such Liability. With respect to any FCC Plan that is subject to Title IV of ERISA, full payment has been made, or will be made in accordance with Section 404(a)(6) of the Internal Revenue Code, of all amounts that FCC or any FCC ERISA Affiliate is required to pay under Section 412 of the Internal Revenue Code or under the terms of the FCC Plans, and no accumulated funding deficiency (within the meaning of Section 412 of the Internal Revenue Code) exists with respect to any FCC Plan. There are no Material actions, suits, or claims pending, or, to the Knowledge of FCC, threatened or anticipated relating to any FCC Plan. There has been no Material adverse change in the financial position or funded status of any FCC Plan that is subject to Title IV of ERISA since the date of the information relating to the financial position and funded status of each such plan contained in the most recent FCC Form 10-K filed with the SEC.

         6.20 Derivatives. All interest rate swaps, caps, floors, option agreements, futures and forward contracts, and other similar risk management arrangements, whether entered into for FCC's own account, or for the account of one or more the FCC Subsidiaries or their customers, were entered into (i) in accordance with prudent business practices and all applicable Laws, and (ii) with counterparties believed to be financially responsible.

         6.21 Year 2000. FCC has completed the four phases of its Year 2000 readiness program, as described in the May 5, 1997, Statement of the Federal Financial Institutions Examination Council ("FFIEC"), entitled "Year 2000 Project Management Awareness" and the April 20, 1998, "Guidance Concerning Testing for Year 2000 Readiness." FCC has made available to Carolina First complete and accurate copies of its Year 2000 remediation contingency plan, as described in the FFIEC Statements of March 17, 1998, and May 13, 1998, entitled "Guidance Concerning Institution Due Diligence in Connection with Service Provider and Software Vendor Year 2000 Readiness" and "Guidance Concerning Contingency Planning in Connection with Year 2000 Readiness," respectively. FCC has completed the four phases of the business resumption contingency planning process, as set forth in the guidance issued by FFIEC on December 11, 1998, and May 13, 1998, and has provided to Carolina First a complete and accurate copy of its business resumption contingency plan, written documentation supporting the plan's development and validation, the results of tests on the plan, and a schedule of future tests.

         6.22 Fairness Opinion. FCC has received a written opinion of Wheat First Securities, a division of First Union Securities, Inc. ("Wheat First Securities") to the effect that, as of the date of this Agreement, the Exchange Ratio is fair, from a financial point of view, to the holders of FCC Common Stock.

         6.23 Board Recommendation. The Board of Directors of FCC, at a meeting duly called and held, has by vote of the directors present (who constituted all the directors then in office) (i) determined that this Agreement and the transactions contemplated, hereby including the Merger, and the transactions contemplated thereby, taken together, are fair to and in the best interests of the FCC Stockholders and (ii) resolved to recommend that the holders of the shares of FCC Common Stock approve this Agreement

               ARTICLE 7 CONDUCT OF BUSINESS PENDING CONSUMMATION

         7.1 Affirmative Covenants of Carolina First. Unless the prior written consent of FCC shall have been obtained, and except as otherwise expressly contemplated herein, Carolina First shall and shall cause each Carolina First Company to (i) operate its business only in the usual, regular, and ordinary course, (ii) preserve intact its business organization and Assets and maintain its rights and franchises, (iii) use its reasonable efforts to maintain its current employee relationships, and (iv) take no action which is reasonably likely to (a) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) or 9.1(c) of this Agreement, or (b) adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

         7.2 Negative Covenants of Carolina First. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Carolina First covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer or chief financial officer of FCC:

                  (a) amend the Articles of Incorporation, Bylaws, or other governing instruments of any Carolina First Company, or

                  (b) incur, guarantee, or otherwise become responsible for, any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Carolina First Company to another Carolina First Company) in excess of an aggregate of $500,000 (for the Carolina First Companies on a consolidated basis), except in the ordinary course of the business consistent with past practices (which shall include, for Carolina First Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan
         Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any Carolina First Company of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, Federal Home Loan Bank advances, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the Carolina First Disclosure Memorandum); or

                  (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Carolina First Company, or declare or pay any dividend or make any other distribution in respect of Carolina First's capital stock, provided that (i) Carolina First may (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay regular quarterly cash dividends on the shares of Carolina First Common Stock at a rate of [$.10] per share with usual and regular record and payment dates in accordance with past practice as disclosed in Section 7.2(c) of the Carolina First Disclosure Memorandum and such dates may not be changed without the prior written consent of FCC, and (ii) nothing contained in this Section 7.2(c) shall be deemed to affect the ability of a Carolina First Subsidiary to pay dividends on its capital stock to Carolina First; provided, that, notwithstanding the provisions of
         Section 1.3, the Parties shall cooperate in selecting the Effective Time to ensure that, with respect to the quarterly period in which the Effective Time occurs, the holders of Carolina First Common Stock do not receive both a cash dividend in respect of their Carolina First Common Stock and a cash dividend in respect of FCC Common Stock or fail to receive any cash dividend in respect of Carolina First Common Stock or FCC Common Stock; or

                  (d) except for this Agreement and the transactions contemplated hereby, or pursuant to the Carolina First Stock Option Agreement or pursuant to the exercise of Rights outstanding as of the date of this Agreement and pursuant to the terms thereof in existence on the date of this Agreement, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Carolina First Common Stock or any other capital stock of any Carolina First Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

                  (e) adjust, split, combine, or reclassify any capital stock of any Carolina First Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Carolina First Common Stock, or sell, lease, mortgage, or otherwise dispose of or otherwise encumber (i) any shares of capital stock of any Carolina First Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Carolina First Company) or (ii) any Asset other than in the ordinary course of business for reasonable and adequate consideration; or

                  (f) except for purchases of U.S. Treasury securities or U.S. government agency securities, which in either case have maturities of five years or less, purchase any securities or make any Material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly-owned Carolina First Subsidiary or the Federal Home Loan Bank, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new wholly-owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

                  (g) grant any increase in compensation or benefits to the employees or officers of any Carolina First Company, except in accordance with past practice, as disclosed in Section 7.2(g) of the Carolina First Disclosure Memorandum or as required by Law, pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement or as set forth in Section 8.13(f) of this Agreement; enter into or amend any severance agreements with officers of any Carolina First Company; grant any increase in fees or other increases in compensation or other benefits to directors of any Carolina First Company; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits except for such acceleration of vesting that automatically results from this Agreement or the transactions contemplated hereby in accordance with the existing terms of such options or benefits without any exercise of discretion; or

                  (h) enter into or amend any employment Contract between any Carolina First Company and any Person (unless such amendment is required by Law) where such Contract or amendment provides that the Carolina First Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

                  (i) adopt any new employee benefit plan of any Carolina First Company or terminate or withdraw from, or make any Material change in or to, any existing employee benefit plans of any Carolina First Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

                  (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

                  (k) commence any Litigation other than as necessary for the prudent operation of its business or settle any Litigation involving any Liability of any Carolina First Company for Material money damages or restrictions upon the operations of any Carolina First Company; or

                  (l) enter into modify, amend, or terminate any Material Contract or waive, release, compromise, or assign any Material rights or claims.

                  (m) incur or become obligated to incur any expenses exceeding $300,000, whether capitalized, expended or otherwise other than in the ordinary course of business without FCC's prior written approval, excluding any expenses or obligations incurred in connection with this Agreement or the transactions contemplated hereby.

         7.3 Negative Covenants of FCC. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, FCC covenants and agrees that it will not do or agree to commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer or chief financial officer of Carolina First, which consent shall not be unreasonably withheld:

                  (a) declare or pay any dividend or make any other distribution in respect of the FCC Common Stock, except for regular quarterly cash dividends at a rate not in excess of $.17 per share of FCC Common Stock, provided, however, that nothing contained herein shall be deemed to affect the ability of a FCC Subsidiary to pay dividends on its capital stock to FCC; or

                  (b) amend its Amended and Restated Articles of Incorporation or Bylaws in a manner which would adversely affect in any manner the terms of the FCC Common Stock or the ability of FCC to consummate the transactions contemplated hereby; or

                  (c) make any acquisition (including an acquisition of branch offices and related deposit liabilities) that could affect the ability of FCC to consummate the transactions contemplated hereby in a reasonably timely manner.

         7.4 Adverse Changes in Condition. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a Material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

         7.5 Reports. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in stockholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not Material). As of their respective dates, such reports filed with the SEC will comply in all Material respects with the Securities Laws and will not contain any untrue statement of a Material fact or omit to state a Material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                         ARTICLE 8 ADDITIONAL AGREEMENTS

         8.1 Registration Statement; Joint Proxy Statement; Stockholder Approvals. As soon as reasonably practicable after execution of this Agreement, FCC shall file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of FCC Common Stock upon consummation of the Merger. Carolina First shall furnish all information as FCC may reasonably request in connection with such action. Carolina First shall call a Stockholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement, the Merger, and such other related matters as it deems appropriate. FCC shall call a Stockholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement, the Merger, and the issuance of shares of FCC Common Stock pursuant to the Merger and such other related matters as it deems appropriate. In connection with the Stockholders' Meetings, (i) FCC and Carolina First shall prepare and file with the SEC a Joint Proxy Statement and mail such Joint Proxy Statement to their respective stockholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Joint Proxy Statement, (iii) the Boards of Directors of FCC and Carolina First shall, subject to the provisions of Section 8.8, recommend to their respective stockholders the approval of the matters submitted for approval, and (iv) the Boards of Directors and officers of FCC and Carolina First shall use their reasonable efforts to obtain such stockholders' approvals, provided that Carolina First may withdraw, modify, or change in an adverse manner to FCC its recommendations in compliance with the provisions of Section 8.8. In addition, nothing in this Section 8.1 or elsewhere in this Agreement shall prohibit accurate disclosure by either Party of information that is required to be disclosed in the Registration Statement or the Joint Proxy Statement or in any other document required to be filed with the SEC (including, without limitation, a Solicitation/Recommendation Statement on Schedule 14D-9) or otherwise required to be publicly disclosed by applicable Law or regulations or rules of the NASD. Carolina First and FCC shall use their reasonable efforts to include the fairness opinions of The Robinson-Humphrey Company, LLC and Wheat First Securities respectively in the Joint Proxy Statement and Registration Statement with dates updated to a date that is just prior to the mailing of the Joint Proxy Statement.

         8.2 Nasdaq Listing. FCC shall use its reasonable efforts to list, prior to the Effective Time, on the Nasdaq NMS, subject to official notice of issuance, the shares of FCC Common Stock to be issued to the holders of Carolina First Common Stock pursuant to the Merger.

         8.3 Applications. FCC shall promptly prepare and file, and Carolina First shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

         8.4 Filings with State Offices. Upon the terms and subject to the conditions of this Agreement, Carolina First and FCC shall execute and FCC shall file the Articles of Merger with the Secretary of State of the State of North Carolina in connection with the Closing.

         8.5 Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including, without limitation, using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

         8.6 Investigation and Confidentiality.

                  (a) Prior to the Effective Time, each Party shall keep the other Party advised of all Material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

                  (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party. The Confidentiality Agreements shall remain in force and effect, unmodified by this Agreement.

                  (c) Each Party agrees to give the other Party written notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, a Material breach of any representation, warranty, covenant, or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

         8.7 Press Releases. Prior to the Effective Time, FCC and Carolina First shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.7 shall be deemed to prohibit any Party from making any disclosure which it deems, after having consulted with and considered the advice of outside counsel, necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

         8.8 Certain Actions. Except with respect to this Agreement and the transactions contemplated hereby, no Carolina First Company nor any of its officers or directors nor any Representative thereof, shall directly or indirectly, initiate, solicit, encourage or knowingly facilitate (including by way of furnishing information) any inquiries regarding or the making of any Acquisition Proposal. Notwithstanding anything to the contrary in this Agreement, Carolina First and its Board of Directors shall be permitted (i) to the extent applicable, to comply with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, (i) to engage in any discussions or negotiations with, or provide any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person, if and only to the extent that Carolina First's Board of Directors concludes in good faith and consistent with its fiduciary duties to Carolina First's shareholders that it should consider such Acquisition Proposal, and prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, Carolina First receives from such Person an executed confidentiality agreement containing confidentiality terms at least as stringent as those contained in the Confidentiality Agreement. Carolina First Shall promptly advise FCC following the receipt of any developments with respect to such Acquisition Proposal and the details thereof, and advise FCC of any developments with respect to such Acquisition Proposal promptly upon the occurrence thereof. Carolina First shall (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause all of its directors, officers and Representatives not to engage in any of the foregoing.

         8.9 Accounting and Tax Treatment. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a pooling of interests for accounting purposes or as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code for federal income tax purposes.

         8.10 State Takeover Laws. Each Party shall take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Laws.

         8.11 Charter Provisions. Each Party shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws, or other governing instruments of any Party or restrict or impair the ability of FCC or any of its Subsidiaries to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of any Carolina First Company that may be directly or indirectly acquired or controlled by it.

         8.12 Agreement of Affiliates. Carolina First shall use its reasonable efforts to cause each Person, whom it reasonably believes may be deemed an "affiliate" of it for purposes of Rule 145 under the 1933 Act, to execute and deliver to FCC as soon as practicable after the date of this Agreement, and in any event prior to the date of the Stockholders' Meetings, a written agreement in the form of Exhibit 3. Shares of FCC Common Stock issued to such affiliates of Carolina First in exchange for shares of Carolina First Common Stock shall not be transferable until such time as financial results covering at least 30 days of combined operations of FCC and Carolina First have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.12 (and FCC shall be entitled to place restrictive legends upon certificates for shares of FCC Common Stock issued to affiliates of Carolina First pursuant to this Agreement to enforce the provisions of this Section 8.12). FCC shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of FCC Common Stock by such affiliates.

         8.13 Employee Benefits and Contracts.

                  (a) Following the Effective Time, FCC shall provide to officers and employees of the Carolina First Companies (the "Continuing Employees"), employee benefits under employee benefit plans (other than stock options or other plans involving the potential issuance of FCC Common Stock), on terms and conditions which when taken as a whole are substantially similar to those currently provided by the FCC Companies to their similarly situated officers and employees. For purposes of participation, vesting, and benefit accruals (but not accrual of benefits under FCC's tax-qualified defined benefit plans) under such employee benefit plans, the service of the employees of the Carolina First Companies prior to the Effective Time shall be treated as service with an FCC Company participating in such employee benefit plans. Prior to the Effective Time, Carolina First may amend any Carolina First Benefit Plan that is an "employee pension benefit plan" as that term is defined in Section 3(2) of ERISA, to provide for full vesting, as of the Effective Time or any earlier date, of all benefits that accrue under such plan for participants who are actively employed as of the effective date of such amendment.

                  (b) Following the Effective Time, FCC shall, and shall cause the appropriate FCC Subsidiaries to, assume and honor in accordance with their terms the employment agreements, deferred compensation agreements and retirement and supplemental income agreements and plans which have been disclosed in Section 8.13 of the Carolina First Disclosure Memorandum.

                  (c) Any person with at least one year of full-time service to Carolina First or any Carolina First Company who was serving as an employee of Carolina First or any Carolina First Subsidiary immediately prior to the Effective Time (other than those employees covered by a written employment agreement) whose employment is discontinued by FCC or any of the FCC Subsidiaries within six months after the Effective Time (unless termination of such employment is for Cause (as defined below)) shall be entitled to a severance payment from FCC equal in amount to two week's base pay for each full or partial year such employee was employed by Carolina First or any other Carolina First Subsidiary, subject to a minimum of four weeks' severance (six weeks in the case of officers at the level of vice president or above), plus a maximum of 40 weeks' severance, together with any accrued but unused vacation leave with respect to the calendar year in which termination occurs. For purposes of this Section 8.13(c), "Cause" shall mean termination because of the employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or willful violation of any law, rule, or regulation (other than traffic violations or similar offenses). An employee shall be considered in full-time service if he or she typically was scheduled to work thirty or more hours per calendar week. Paid vacation and paid sick leave shall count towards this thirty hour requirement.

         8.14 Indemnification.

                  (a) After the Effective Time, FCC shall indemnify,  defend and hold harmless the present and former directors, officers, employees, and agents of Carolina First or any of Carolina First's Subsidiaries (each, a "Indemnified Party") (including any person who becomes a director, officer, employee, or agent prior to the Effective Time) against all Liabilities (including reasonable attorneys' fees, and expenses, judgments, fines and amounts paid in settlement) arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement and the Carolina First Stock Option Agreement) to the full extent permitted under North Carolina Law and by Carolina First's Articles of Incorporation and Bylaws, as in effect on the date hereof and any indemnity agreements entered into prior to the date of this Agreement by any of the Carolina First Companies and any director, officer, employee, or agent of any of the Carolina First Companies, including, without limitation, provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by FCC is required to effectuate any indemnification, FCC shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between FCC and the Indemnified Party.

                  (b) FCC and the Surviving Corporation shall use their reasonable efforts (and Carolina First shall cooperate prior to the Effective Time in these efforts) to maintain in effect for a period of three years after the Effective Time, Carolina First's existing directors' and officers' liability insurance policy (provided that FCC and the Surviving Corporation may substitute therefor (i) policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous or (ii) with the consent of Carolina First given prior to the Effective Time, any other policy) with respect to claims arising from facts or events which occurred prior to the Effective Time and covering persons who are currently covered by such insurance; provided, that the Surviving Corporation shall not be obligated to make annual premium payments for any year in such three-year period in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to Carolina First's directors and officers, 150% of the annual premium payments on Carolina First's current policy in effect as of the date of this Agreement (the "Maximum Amount"). If the amount of the annual premium necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, FCC shall use its reasonable efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount.

                  (c) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 8.14, upon learning of any such Liability or Litigation, shall promptly notify FCC thereof, provided that the failure so to notify shall not affect the obligations of FCC under this Section 8.14 unless and to the extent such failure materially increases FCC's Liability under this Section 8.14. In the event of any such Litigation (whether arising before or after the Effective Time), (i) FCC or the Surviving Corporation shall have the right to assume the defense thereof and FCC shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if FCC or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between FCC or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and FCC or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that FCC shall be obligated pursuant to this paragraph (c) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction,
         (ii) the Indemnified Parties will cooperate in the defense of any such Litigation, and (iii) FCC shall not be liable for any settlement effected without its prior written consent; and provided further that the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

                  (d) The Surviving Corporation shall not be liable for any settlement effected without its prior written consent which consent shall not be unreasonably withheld.

                  (e) The provisions of this Section 8.14 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs or representatives.

         8.15 Board and Management Matters.

                  (a) At the first regularly scheduled meeting of the Board of Directors of FCC following the Effective Time, FCC shall effect all corporate action necessary to appoint six individuals designated by Carolina First and reasonably acceptable to FCC (the "Carolina First Designees") as directors of FCC to serve until the 2000 annual meeting stockholders of FCC. At the 2000 annual meeting of stockholders of FCC, FCC shall nominate for election the Carolina First Designees to the Board of Directors of FCC to serve as a member of the respective classes of the FCC Board of Directors as necessary so that each class of the FCC Board of Directors is nearly equal in number as practicable.

                  (b) On the date hereof FCC and James E. Burt, III have executed an Employment Agreement in the form attached as Exhibit 2 hereto, which shall become effective upon the consummation of the Merger.

         8.16 Certain Modifications. FCC and Carolina First shall consult with respect to their respective loan, litigation, and real estate valuation policies and practices (including loan classifications and levels of reserves) and Carolina First shall make such modifications or changes to its policies and practices, if any, prior to the Effective Time, as may be mutually agreed upon. FCC and Carolina First also shall consult with respect to the character, amount, and timing of restructuring and Merger-related expense charges to be taken by each of the Parties in connection with the transactions contemplated by this Agreement and shall take such charges in accordance with GAAP as may be mutually agreed upon by the Parties. Neither Party's representations, warranties, and covenants or agreements contained in this Agreement shall be deemed to be inaccurate or breached in any respect as a consequence of any modifications or charges undertaken solely on account of this Section 8.16.

           ARTICLE 9 CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

         9.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6 of this Agreement:

                  (a) Stockholder Approvals. The stockholders of Carolina First shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law, by the provisions of any governing instruments, and by the rules of the NASD. The stockholders of FCC shall have approved this Agreement and the issuance of shares of FCC Common Stock pursuant to the Merger, as and to the extent required by Law, by the provisions of any governing instruments, and by the rules of the NASD.

                  (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired.

                  (c) Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party.

                  (d) Legal Proceedings. No court or governmental or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary, or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement.

                  (e) Registration Statement. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of FCC Common Stock issuable pursuant to the Merger shall have been received.

                  (f)      Nasdaq Listing.     The  shares  of  FCC Common Stock
         issuable pursuant to the Merger shall have been approved for listing on the Nasdaq NMS.

                  (g) Tax Matters. Carolina First shall have received a written opinion from Alston & Bird LLP and FCC shall have received a written opinion from Smith Helms Mulliss & Moore, L.L.P., in a form reasonably satisfactory to such Party (the "Tax Opinions"), to the effect that (i) the Merger will constitute a reorganization within the meaning of
         Section 368(a) of the Internal Revenue Code, (ii) no gain or loss will be recognized by holders of Carolina First Common Stock who exchange all of their Carolina First Common Stock solely for FCC Common Stock pursuant to the Merger (except with respect to any cash received in lieu of a fractional share interest in FCC Common Stock), (iii) the tax basis of the FCC Common Stock received by holders of Carolina First Common Stock who exchange all of their Carolina First Common Stock solely for FCC Common Stock in the Merger will be the same as the tax basis of the Carolina First Common Stock surrendered in exchange for the FCC Common Stock (reduced by an amount allocable to a fractional share interest in FCC Common Stock for which cash is received), and
         (iv) the holding period of the FCC Common Stock received by holders who exchange all of their Carolina First Common Stock solely for FCC Common Stock in the Merger will be the same as the holding period of the Carolina First Common Stock surrendered in exchange therefor, provided that such Carolina First Common Stock is held as a capital asset at the Effective Time. In rendering such Tax Opinions, such counsel shall be entitled to rely upon representations of officers of Carolina First and FCC reasonably satisfactory in form and substance to such counsel.

(h) Pooling Letters. Each Party shall have received a letter, dated as of the Effective Time, in a form reasonably acceptable to such Party, from KPMG Peat Marwick LLP to the effect that the Merger will qualify for pooling of interests accounting treatment.

         9.2 Conditions to Obligations of FCC. The obligations of FCC to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by FCC pursuant to Section 11.6(a) of this Agreement:

(a) Representations and Warranties. For purposes of this Section 9.2(a), the accuracy of the representations and warranties of Carolina First set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Carolina First set forth in Section 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of Carolina First set forth in Sections 5.18, 5.19, and 5.20 of this Agreement shall be true and correct in all Material respects. There shall not exist inaccuracies in the representations and warranties of Carolina First set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.18, 5.19, and 5.20) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Carolina First; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material," "Material," "Material Adverse Effect," or variations thereof, or to the "Knowledge" of Carolina First or to a matter being "known" by Carolina First shall be deemed not to include such qualifications.

                  (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Carolina First to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all Material respects.

                  (c)  Certificates.  Carolina First shall have delivered to FCC
         (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and chief financial officer, to the effect that the conditions of its obligations set forth in Section
         9.1 as relates to Carolina First and in Section 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Carolina First's Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as FCC and its counsel shall request.

                  (d) Affiliate Agreements. FCC shall have received from each affiliate of Carolina First the affiliates agreements referred to in
         Section 8.12 of this Agreement, to the extent necessary to ensure in the reasonable judgment of FCC that the transactions contemplated hereby will qualify for pooling of interests accounting treatment.

         9.3 Conditions to Obligations of Carolina First. The obligations of Carolina First to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Carolina First pursuant to Section 11.6(b) of this Agreement:

                  (a)  Representations  and  Warranties.  For  purposes  of this
         Section 9.3(a), the accuracy of the representations and warranties of FCC set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The  representations  and warranties of FCC set forth in Section
         6.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of FCC set forth in Sections 6.16, 6.17, and 6.18 of this Agreement shall be true and correct in all Material respects. There shall not exist inaccuracies in the representations and warranties of FCC set forth in this Agreement (including the representations and warranties set forth in Sections 6.3, 6.16, 6.17, and 6.18) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on FCC; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material," "Material," "Material Adverse Effect," or variations thereof, or to the "Knowledge" of FCC or to a matter being "known" by FCC shall be deemed not to include such qualifications.

                  (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of FCC to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all Material respects.

                  (c)  Certificates.  FCC shall have delivered to Carolina First
         (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and chief financial officer, to the effect that the conditions of its obligations set forth in Section
         9.1 as relates to FCC and in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by FCC's Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Carolina First and its counsel shall request.

                              ARTICLE 10 TERMINATION

         10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the stockholders of Carolina First or FCC, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                  (a) By mutual consent of the Board of Directors of FCC and the Board of Directors of Carolina First; or

                  (b) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Carolina First and Section 9.3(a) of this Agreement in the case of FCC or in Material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Carolina First and Section 9.3(a) of this Agreement in the case of FCC; or

                  (c) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Carolina First and Section 9.3(a) in the case of FCC) in the event of a Material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

(d) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Carolina
          First and Section 9.3(a) of this Agreement in the case of FCC or in Material breach of any covenant or other agreement contained in this Agreement) in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the stockholders of FCC or Carolina First fail to vote their approval of the matters submitted for the approval by such stockholders at the Stockholders' Meetings where the appropriate transactions contemplated by this Agreement were presented to such stockholders for approval and voted upon; or

(e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by June 30, 2000, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

(f) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Carolina First and Section 9.3(a) of this Agreement in the case of FCC or in Material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement; or

(g)      By Carolina First if:

(1) the Average Closing Price (as defined below) shall be less than the product of 0.80 and the Starting Price; and

(2) (i) the number obtained by dividing the Average Closing Price by the Starting price (such number being referred to herein as the FCC Ratio") shall be less than (ii) the number obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.15 from such quotient (such number being referred to herein as the "Index Ratio").

                  If Carolina First elects its termination right pursuant to the immediately preceding sentence, it shall give to FCC written notice on or before the second trading day after the Determination Date. During the five-day period commencing on the date of such notice, FCC shall have the option of adjusting the Exchange Ratio to equal the lesser of
         (i) a number equal to a quotient (rounded to the nearest one-ten thousandth), the numerator of which is the product of 0.80, the Starting Price and the Exchange Ratio (as then in effect) and the denominator of which is the Average Closing Price, or (ii) a number equal to a quotient (rounded to the nearest one-ten thousandth), the numerator of which is the Index Ratio multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the FCC Ratio. If FCC makes an election contemplated by the preceding sentence, within such five-day period, it shall give prompt written notice to Carolina First of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section, and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section.

                  For purposes of this Section only, the following terms shall have the meanings indicated:

                     "Average  Closing  Price"  means  the  average  of the last reported sale prices per share of FCC Common Stock as reported on The Nasdaq Stock Market or such successor exchange on which FCC Common Stock may then be traded (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for the 20 consecutive trading days on The Nasdaq Stock Market or such successor exchange on which FCC Common Stock may then be traded ending at the close of trading on the Determination Date.

                     "Determination  Date" means the date on which the  approval of the Federal Reserve Board required for consummation of the Merger shall be received by FCC, without regard to any requisite waiting periods in respect thereof.

                     "Index  Group"  means  the  group  of this 11 bank  holding companies listed below, the common stock of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, an announcement of a transaction whereby such company would be acquired or whereby such company would acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization as of the Starting Date. In the event that the common stock of any such company ceases to be publicly traded or any such announcement is made with respect to any such company, such company will be removed from the Index Group, and the weights (which have been determined based on the number of outstanding shares of common stock) redistributed proportionately for purpose of determining the Index Price. The bank holding companies and the weights attributed to them are as follows:

                                                                               Ticker             Weighting

                             BT Financial Corporation                          BTFC                   3.14%
                             Carolina First Corporation                        CAFC                   5.08
                             CCB Financial Corporation                         CCB                    7.82
                             Centura Banks, Inc.                               CBC                    7.94
                             First Midwest Bancorp, Inc.                       FMBI                   5.45
                             First Virginia Banks, Inc.                        FVB                    9.91
                             Fulton Financial Corporation                      FULT                  13.57
                             Mercantile Bankshares Corporation                 MRBK                  13.62
                             Sky Financial Group Inc.                          SKYF                  15.27
                             Trustmark Corporation                             TRMK                  14.22
                             WesBanco, Inc.                                    WSBC                   3.99
                                                                                                    100.00%


                     "Index  Price" on a given date means the  weighted  average
                  (weighted in accordance with the factors listed above) of the closing prices of the companies comprising the Index Group.

                     "Starting Date" means November 8, 1999.

                     "Starting  Price" shall mean the last  reported  sale price per share of FCC Common Stock on the Starting Date, as reported by The Nasdaq Stock Market or such successor exchange on which FCC Common Stock may then be traded (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source).

                  If any company belonging to the Index Group or FCC declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company or FCC shall be appropriately adjusted for the purposes of applying this Section.

                  (h) By either Party in the event Carolina First's Board of Directors has determined in good faith and as permitted by Sections 8.1 and 8.8 hereof to enter into an alternative Acquisition Proposal.

         10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2 and Article 11 and Section 8.6(b) of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b), 10.1(c), or 10.1(f) of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination. The Stock Option Agreement shall be governed by its own terms.

         10.3 Non-Survival of Representations and Covenants. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 10.3 and Articles 1, 2, 3, 4, and 11 and Sections 8.12, 8.13, 8.14, and 8.15 of this Agreement.

                             ARTICLE 11 MISCELLANEOUS

         11.1 Definitions.

                  (a)      Except as otherwise provided herein, the capitalized
                     terms set forth below shall have the following meanings:

         "1933 ACT" shall mean the Securities Act of 1933, as amended.

         "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "ACQUISITION PROPOSAL" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or Assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the Assets of, such Party or any of its Subsidiaries.

         "AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

         "AGREEMENT" shall mean this Agreement and Plan of Merger, including the Exhibits and the Confidentiality Agreements (and excepting the Stock Option Agreement) delivered pursuant hereto and incorporated herein by reference.

         "ARTICLES OF MERGER" shall mean the Articles of Merger to be executed by FCC and filed with the Secretary of State of the State of North Carolina relating to the Merger as contemplated by Section 1.1 of this Agreement.

         "ASSETS" of a Person shall mean all of the assets, properties, businesses, and rights of such Person of every kind, nature, character, and description, whether real, personal, or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

         "BHC ACT" shall mean the federal Bank Holding Company Act of 1956, as amended.

         "Carolina First BANKS" shall mean Lincoln Bank of North Carolina, Cabarrus Bank of North Carolina and Community Bank and Trust Company.

         "Carolina First COMMON STOCK" shall mean the $2.50 par value common stock of Carolina First.

         "Carolina First COMPANIES" shall mean, collectively, Carolina First and all Carolina First Subsidiaries.

         "Carolina First DISCLOSURE MEMORANDUM" shall mean the written information entitled "Carolina First Disclosure Memorandum" delivered prior to the execution of this Agreement to FCC describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section or subsection of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section or subsection shall not be deemed to be disclosed for all purposes hereunder. The inclusion of any matter in this document shall not be deemed an admission or otherwise to imply that any such matter is Material for purposes of this Agreement.

         "Carolina First FINANCIAL STATEMENTS" shall mean (i) the consolidated statements of financial position (including related notes and schedules, if any) of Carolina First as of June 30, 1999 and as of December 31, 1997, 1997, and 1996, and the related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended June 30, 1999, and for each of the three years ended December 31, 1998, 1997 and 1996, as filed by Carolina First in SEC Documents, and (ii) the consolidated statements of financial position of Carolina First (including related notes and schedules, if any) and related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to June 30, 1999.

         "CAROLINA FIRST PREFERRED STOCK" shall mean the $1.00 par value preferred stock of Carolina First.

         "Carolina  First Stock  Option  Agreement"  shall mean the Stock Option
Agreement  of  even  date  herewith   issued  to  FCC  by  Carolina   First,  in
substantially the form of Exhibit 1.

         "Carolina First SUBSIDIARIES" shall mean the Subsidiaries of Carolina First, which shall include the Carolina First Subsidiaries described in Section
5.4 of this Agreement and any corporation, bank, savings association, or other organization acquired as a Subsidiary of Carolina First in the future and owned by Carolina First at the Effective Time.

         "CONFIDENTIALITY AGREEMENTS" shall mean those certain Confidentiality Agreements, entered into prior to the date of this Agreement, between Carolina First and FCC.

         "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

         "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets, or business.

         "DEFAULT" shall mean (i) any breach or violation of or default under any Contract, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order, or Permit, where, in any such event, such Default is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

         "ENVIRONMENTAL LAWS" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "EXHIBITS" 1 through 3, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

         "FCC BANK" shall mean First Charter National Bank.

         "FCC COMMON STOCK" shall mean the no par value common stock of FCC.

         "FCC COMPANIES" shall mean, collectively, FCC and all FCC Subsidiaries.

         "FCC DISCLOSURE MEMORANDUM" shall mean the written information entitled "FCC Disclosure Memorandum" delivered prior to the execution of this Agreement to Carolina First describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section or subsection of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section or subsection shall not be deemed to be disclosed for all purposes hereunder. The inclusion of any matter in this document shall not be deemed an admission or otherwise to imply that any such matter is Material for purposes of this Agreement.

         "FCC FINANCIAL STATEMENTS" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of FCC as of June 30, 1999, and as of December 31, 1998, 1997, and 1996, and the related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended June 30, 1999, and for each of the three years ended December 31, 1998, 1997, and 1996, as filed by FCC in SEC Documents, and (ii) the consolidated statements of condition of FCC (including related notes and schedules, if any) and related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to June 30, 1999.

         "FCC  SUBSIDIARIES"   shall  mean  the  Subsidiaries  of  FCC  and  any
corporation, bank, savings association, or other organization acquired as a Subsidiary of FCC in the future and owned by FCC at the Effective Time.

         "GAAP"   shall   mean   generally   accepted   accounting   principles,
consistently applied during the periods involved.

         "HAZARDOUS MATERIAL" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

         "HOLA" the Home Owners' Loan Act of 1933, as amended.

         "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "JOINT PROXY STATEMENT" shall mean the joint proxy statement used by FCC and Carolina First to solicit the approval of their respective stockholders of the transactions contemplated by this Agreement, which shall include the prospectus of FCC relating to the issuance of the FCC Common Stock to holders of Carolina First Common Stock, as amended or supplemented.

         "KNOWLEDGE" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean the personal knowledge of the chairman, president, chief financial officer, chief accounting officer, chief credit officer, general counsel, or any executive vice president of such Person.

         "LAW" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted, or enforced by any Regulatory Authority.

         "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost, or expense (including costs of investigation, collection, and defense), claim, deficiency, guaranty, or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

         "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention, or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits, and other Liens incurred in the ordinary course of the banking business and (iii) Liens which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the related Party.

         "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

         "LOAN PROPERTY" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

         "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

         "MATERIAL ADVERSE EFFECT" on a Party shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a Material adverse impact on (i) the financial condition, results of operations, or business of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities,
(b) changes in GAAP or regulatory accounting principles generally applicable to banks or savings associations and their holding companies, (c) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed consent of the other Party in contemplation of the transactions contemplated hereby, including without limitation actions taken pursuant to Section 8.16 of this Agreement, and (d) the Merger (and the reasonable expenses incurred in connection therewith) and compliance with the provisions of this Agreement on the operating performance or financial condition of the Party.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "Nasdaq NMS" shall mean the National Market System of The Nasdaq Stock Market.

         "NCBCA" shall mean the North Carolina Business Corporation Act.

         "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local, or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

         "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management (including, but not limited to, participating in a fiduciary capacity) and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

         "PARTY" shall mean either Carolina First or FCC, and "Parties" shall mean both Carolina First and FCC.

         "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

         "PERSON" shall mean a natural person or any legal, commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

         "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by FCC under the 1933 Act with respect to the shares of FCC Common Stock to be issued to the stockholders of Carolina First in connection with the transactions contemplated by this Agreement.

         "REGULATORY AUTHORITIES" shall mean, collectively, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD, and the SEC.

         "REPRESENTATIVE" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative of a Person.

         "RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

         "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

         "STOCKHOLDERS' MEETINGS" shall mean the respective meetings of the stockholders of FCC and Carolina First to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

         "SUBSIDIARIES" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

         "SURVIVING BANK" shall mean FCC Bank as the surviving bank resulting from the Bank Merger.

         "SURVIVING CORPORATION" shall mean FCC as the surviving corporation resulting from the Merger.

         "TAX" OR "TAXES" shall mean all federal, state, local, and foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, local, or foreign government or subdivision or agency thereof, including any interest, penalties, or additions thereto.

         "TAXABLE PERIOD" shall mean any period prescribed by any governmental authority, including the United States or any state, local, or foreign government or subdivision or agency thereof for which a Tax Return is required to be filed or Tax is required to be paid.

         "TAX RETURN" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

         (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

Bank Mergers ................................................................................    Section 1.2
Carolina First Benefit Plans  ...............................................................    Section 5.13(a)
Carolina First Contracts  ...................................................................    Section 5.14
Carolina First ERISA Affiliate  .............................................................    Section 5.13(e)
Carolina First ERISA Plan  ..................................................................    Section 5.13(a)
Carolina First Rights  ......................................................................    Section 3.6(a)
Carolina First Pension Plan  ................................................................    Section 5.13(a)
Carolina First SEC Reports  .................................................................    Section 5.5(a)
Cause    ....................................................................................    Section 8.13(c)
Closing  ....................................................................................    Section 1.3
Continuing Employee .........................................................................    Section 8.13
Effective Time  .............................................................................    Section 1.4
Exchange Agent  .............................................................................    Section 4.1
Exchange Ratio  .............................................................................    Section 3.1(b)
FCC ERISA Affiliate  ........................................................................    Section 6.19
FCC SEC Reports  ............................................................................    Section 6.5(a)
Indemnified Party  ..........................................................................    Section 8.14
Maximum Amount  .............................................................................    Section 8.14(b)
Merger   ....................................................................................    Section 1.1
Takeover Laws  ..............................................................................    Section 5.19
Tax Opinions ................................................................................    Section 9.1(g)


         (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

         11.2 Expenses.

                   (a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration, and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of the Parties shall bear and pay one-half of the printing costs incurred in connection with the printing of the Registration Statement and the Joint Proxy Statement and the SEC fees related thereto.

                   (b) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

         11.3 Brokers and Finders. Except for The Robinson-Humphrey Company, LLC as to Carolina First and except for Wheat First Securities as to FCC, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his, her, or its representing or being retained by or allegedly representing or being retained by Carolina First or FCC, each of Carolina First and FCC, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

         11.4 Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including the Confidentiality Agreements and other documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Sections 8.12, 8.13(b), 8.14, and 8.15(b) of this Agreement.

         11.5 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after stockholder approval of this Agreement has been obtained; provided, that the provisions of this Agreement relating to the manner or basis in which shares of Carolina First Common Stock will be exchanged for FCC Common Stock shall not be amended (except in accordance with Section 10.1(g)) after the Stockholders' Meetings without the requisite approval of the holders of the issued and outstanding shares of FCC Common Stock and Carolina First Common Stock, as the case may be, entitled to vote thereon.

         11.6 Waivers.

                   (a) Prior to or at the Effective Time, FCC, acting through its Board of Directors, chief executive officer, chief financial officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Carolina First, to waive or extend the time for the compliance or fulfillment by Carolina First of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of FCC under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of FCC.

                   (b) Prior to or at the Effective Time, Carolina First, acting through its Board of Directors, chief executive officer, chief financial officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by FCC, to waive or extend the time for the compliance or fulfillment by FCC of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Carolina First under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Carolina First.

                   (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

         11.7 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

         11.8 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

Carolina First:            Carolina First Bancshares, Inc.
                           402 E. Main Street
                           Lincolnton, North Carolina 25092
                           Telecopy Number:  (704) 732-7201
                           Attention:  James E. Burt III
                                          President and Chief Executive Officer

Copy to           Alston & Bird LLP
  Counsel:                 One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424
                           Telecopy Number:  (404) 881-4777
                           Attention:  Ralph F. MacDonald, III

FCC:                       First Charter Corporation
                              22 Union Street North
                           Concord, North Carolina 28025
                           Telecopy Number:  (704) 788-0445
                           Attention:  Lawrence M. Kimbrough
                                          President and Chief Executive Officer

Copy to           Smith Helms Mulliss & Moore, L.L.P.
  Counsel:                 201 North Tryon Street
                          Charlotte, North Carolina 282
                           Telecopy Number:  (704) 334-8467
                           Attention: Robert M. Donlon

         11.9 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of North Carolina, without regard to any applicable conflicts of Laws.

         11.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         11.11 Captions.   The  captions  contained  in  this  Agreement are for
reference purposes only and are not part of this Agreement.

         11.12 Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of the Parties.

         11.13 Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         11.14 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.



ATTEST:                                     CAROLINA FIRST BANCSHARES, INC.


By:      /s/ Jan H. Hollar            By:      /s/ James E. Burt, III
             Jan H. Hollar                         James E. Burt, III
             Secretary                             President and
                                                   Chief Executive Officer
[CORPORATE SEAL]



ATTEST:                                     FIRST CHARTER CORPORATION

By:      /s/ Anne C.Forrest           By:      /s/ Lawrence M. Kimbrough
             Anne C. Forrest                       Lawrence M. Kimbrough
             Corporate Secret                      President and
                                                   Chief Executive Officer


 [CORPORATE SEAL]